Exhibit 99.1

Uber Eats to acquire Delivery Hero’s foodpanda delivery business in Taiwan

●	Acquisition brings together the companies’ complementary merchant, delivery partner, and consumer bases into a single app, creating significant value

●	Deal is one of the largest-ever international acquisitions in Taiwan, highlighting its attractiveness for companies and investors

SAN FRANCISCO and BERLIN — Uber Technologies, Inc. (NYSE: UBER) and Delivery Hero SE have reached an agreement for Uber to acquire Delivery Hero’s foodpanda delivery business in Taiwan for $950 million in cash. The acquisition of foodpanda Taiwan is subject to regulatory approval and other customary closing conditions and is targeted to close in the first half of 2025. Separately, the companies have also entered into an agreement for Uber to purchase $300 million in newly issued ordinary shares of Delivery Hero.

Until closing, Delivery Hero is dedicated to continue operating foodpanda Taiwan as before, offering the best possible service for its customers and vendors. In the period following closing, foodpanda’s local consumers, merchants, and delivery partners will be transitioned to Uber Eats.

Due to its existing presence in Taiwan, Uber is best placed to build upon the significant local operations developed by Delivery Hero and foodpanda over the past years, and invest further into an improved experience for consumers, merchants, and delivery partners.

Niklas Östberg, CEO and Co-Founder of Delivery Hero, said: “The strength of our Taiwanese business is a testament to the hard work of many teams over the last eight years. In order to build a world-leading service, we have come to the conclusion that we need to focus our resources on other parts of our global footprint, where we feel we can have the largest impact for customers, vendors and riders. This deal gives foodpanda an exciting runway in Taiwan and we wish them all the best in their next chapter.”

The deal will combine Uber’s global expertise in operating a high-efficiency marketplace with foodpanda’s extensive coverage across Taiwan and its relationships with beloved local brands. The deal will also give consumers greater choice across food types and price points by bringing the complementary groups of merchants on Uber Eats and foodpanda onto a combined platform.

For example, consumers stand to benefit from the combination of Uber’s wider selection across northern Taiwan and in major urban centers with foodpanda’s comparative strength in southern Taiwan and in smaller cities. Better service for consumers helps drive more orders from merchants, and more orders from merchants means more opportunities for delivery partners to earn.

Pierre-Dimitri Gore-Coty, Senior Vice President of Delivery at Uber, said: “Bringing together our distinct customer bases, merchant selections, and geographic footprints will allow us to deliver more choices and the best prices for consumers, stronger demand for restaurants, and more earnings opportunities for delivery partners. Taiwan is a fiercely competitive market, where online food delivery platforms today still represent just a small part of the food delivery landscape. We’re so excited about the opportunity to deliver even greater convenience and value that this transaction would unlock in the years ahead.”

Once completed, this deal would be one of the largest ever international acquisitions in Taiwan, outside of the semiconductor industry. Uber’s decision to commit to this considerable increase in its Taiwan investment is a concrete vote of confidence in the continued long-term attractiveness of Taiwan for international companies and investors.

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Forward-Looking Statements

This press release contains forward-looking statements regarding Uber’s future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Uber’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: risks and uncertainties related to the pending acquisition of foodpanda, including the failure to obtain, or delays in obtaining, required regulatory approvals, any reverse termination fee that may be payable in connection with any failure to close the transaction, the risk that such approvals may result in the imposition of conditions that could adversely affect Uber or the expected benefits of the proposed transaction, or the failure to satisfy any of the closing conditions to the proposed transaction on a timely basis or at all; costs, expenses or difficulties related to the acquisition of foodpanda; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; the potential impact of the announcement, pendency or consummation of the proposed transaction on relationships with Uber’s and/or foodpanda’s employees, merchants, suppliers, delivery partners and other business partners; the risk of litigation or regulatory actions to Uber, Delivery Hero and/or foodpanda; inability to retain key personnel; changes in legislation or government regulations affecting Uber, Delivery Hero or foodpanda; and economic financial, social or political conditions that could adversely affect Uber, Delivery Hero, foodpanda or the proposed transaction. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see Uber’s most recent annual report on Form 10-K for the year ended December 31, 2023 and subsequent quarterly reports, annual reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that Uber believes to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Uber on the date hereof. Uber undertakes no duty to update this information unless required by law.

Contacts

For Uber: press@uber.com	For Delivery Hero: press@deliveryhero.com

About Uber

Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 49 billion trips later, we’re building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.

About Delivery Hero

Delivery Hero is the world’s leading local delivery platform, operating its service in around 70 countries across Asia, Europe, Latin America, the Middle East and Africa. The Company started as a food delivery service in 2011 and today runs its own delivery platform on four continents. Additionally, Delivery Hero is pioneering quick commerce, the next generation of e-commerce, aiming to bring groceries and household goods to customers in under one hour and often in 20 to 30 minutes. Headquartered in Berlin, Germany, Delivery Hero has been listed on the Frankfurt Stock Exchange since 2017 and is part of the MDAX stock market index. For more information, please visit www.deliveryhero.com

*Goldman Sachs & Co. LLC acted as exclusive financial advisor to Uber and UniCredit Bank GmbH acted as financial advisor to Delivery Hero.